Exhibit 10(xxx)

CREDIT SUISSE INTERNATIONAL

One Cabot Square	Telephone 020 7888 8888
London E14 4QJ	www.credit-suisse.com

Date:	05 November 2007
To:	TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC
Address:	1601 Bryan
Dallas, TX, 75201
Fax:	(214) 812-4097
Attention:	Treasurer
From:	CREDIT SUISSE INTERNATIONAL
Ref. No.	53314535 TCEH004

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between CREDIT SUISSE INTERNATIONAL (“CSI” or “Party A”), and TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC (“Counterparty” or “Party B”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Swap Agreement (as defined below), and supersedes any previous confirmation or other writing in respect to the transaction described below.

This Confirmation amends, restates and supersedes in its entirety all Confirmations dated prior to the date hereof in respect of this Transaction.

1. The definitions and provisions contained in the 2006 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation. This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates and supplements, forms part of, and is subject to the ISDA Master Agreement, dated as of October 29, 2007 (as amended, supplemented or otherwise modified from time to time (the “Swap Agreement”) between Party A and Party B. All provisions contained or incorporated by reference in the Swap Agreement will govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation, the Definitions or the Swap Agreement, as the case may be, this Confirmation will control for purposes of the Transaction to which this Confirmation relates.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:	As defined above

Party B:	As defined above

Notional Amount:	USD

Trade Date:	29 October 2007

Effective Date:	09 November 2007

Termination Date:	10 October 2012, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Dates:	The 9th day of each February, May, August and November, commencing on 09 February 2008 up to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate:	% per annum.

Fixed Rate Day Count Fraction:	Actual/360

Fixed Rate Period End Dates:	Adjusted in accordance with the Modified Following Business Day Convention

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer Payment Dates:	The 9th day of each February, May, August and November, commencing on 09 February 2008 up to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA; provided, however, that in respect of the final Calculation Period, Linear Interpolation shall apply based upon a Designated Maturity of 2 months and a Designated Maturity of 3 months

Designated Maturity:	3 months (except as noted above)

Floating Rate Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Floating Rate Reset Dates:	The first day of each Calculation Period

Compounding:	Not Applicable

Floating Rate Period End Dates:	Adjusted in accordance with the Modified Following Business Day Convention

Business Days:	New York and London

Calculation Agent:	Party A

3. Additional Provision.

This Transaction may be assigned by the Counterparty (in whole or in part) to any third party with Party A’s consent (such consent not to be unreasonably withheld or delayed). Party A may assign its position hereunder (in whole in part) to any third party with Party B’s consent, which will not be unreasonably withheld or delayed. This Transaction and the Confirmation will be binding upon, inure to the benefit of, and be enforceable by, the parties thereto and their respective successors and permitted assigns.

4. Governing Law

This Confirmation will be governed by and construed in accordance with the Laws of the State of New York.

Counterparty hereby agrees (a) to check this Confirmation (Reference No.53314535) carefully and immediately upon receipt so that errors and discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between Party A and Counterparty with respect to this particular Transaction to which this Confirmation relates, by executing a copy of this Confirmation and providing the other information requested herein and returning a copy to us by fax at (212)322-0159.

Very truly yours,

CREDIT SUISSE INTERNATIONAL
By its agent: CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Yolanda Perez-Wilson
Name:	Yolanda Perez-Wilson
Title:	Assistant Vice President
Complex Product Support
Ref. No.

Accepted and confirmed as of date first above written:

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Michael Perkins
Name:	Michael Perkins
Title:	Dir. Financial Compliance

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